                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-12

                                 MetLife, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[MetLife Logo]
Notice
of Annual
Meeting
and
Proxy
Statement
2002

                                                                [Snoopy Graphic]

MetLife, Inc.
One Madison Avenue, New York, NY 10010-3690                       [MetLife Logo]

                                                                  March 25, 2002

Dear Shareholder:

You are cordially invited to attend MetLife, Inc.'s annual meeting, which will be held on Tuesday, April 23, 2002 beginning at 10:30 a.m., local time, in the Auditorium at the Corporate Headquarters of the Company, One Madison Avenue, New York, New York. To attend the meeting, please enter the building through the entrance at 320 Park Avenue South, from which you will be directed to the Auditorium.

At the meeting, shareholders will vote on the election of five Class III Directors and the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for 2002 and will transact such other business as may properly come before the meeting.

The vote of every shareholder is important. You can assure that your shares will be represented and voted at the meeting by signing and returning the enclosed proxy card, or by voting by telephone or on the Internet. We have included a postage-paid, pre-addressed envelope, as well as detailed instructions on the proxy card for shareholders voting by telephone or the Internet, to make it convenient for you to vote your shares.

Sincerely yours,

/s/ Robert H. Benmosche

Robert H. Benmosche,
Chairman of the Board and
Chief Executive Officer

                                 METLIFE, INC.
                               ONE MADISON AVENUE
                            NEW YORK, NY 10010-3690
                            ------------------------

                            NOTICE OF ANNUAL MEETING

The 2002 Annual Meeting of MetLife, Inc. will be held at the Corporate Headquarters of the Company, One Madison Avenue, New York, New York on Tuesday, April 23, 2002 at 10:30 a.m., local time. To attend the meeting, please enter the building through the entrance at 320 Park Avenue South, from which you will be directed to the Auditorium. At the meeting, shareholders will act upon the following matters:

     1. The election of five Class III Directors, each for a term of three years;

     2. The ratification of the appointment of Deloitte & Touche LLP as MetLife's independent auditors for the year ending December 31, 2002; and

     3. The transaction of such other business as may properly come before the meeting.

Information about the matters to be acted upon at the meeting is contained in the accompanying proxy statement.

Shareholders of record at the close of business on March 1, 2002 will be entitled to vote at the meeting.

                                          By Order of the Board of Directors,

                                    /s/ Gwenn L. Carr

                                          Gwenn L. Carr
                                          Vice-President & Secretary

New York, New York
March 25, 2002

                               TABLE OF CONTENTS

Proxy Statement -- 2002 Annual Meeting......................     1
Information About the 2002 Annual Meeting and Proxy
  Voting....................................................     1
Proposal One -- Election of Directors.......................     5
Proposal Two -- Ratification of Appointment of the
  Independent Auditors......................................     8
Corporate Governance........................................     8
     Information about MetLife's Board of Directors.........     8
Audit Committee Report......................................    14
Compensation Committee Report on Executive Compensation.....    15
Executive Compensation......................................    19
     Summary Compensation Table.............................    19
     Long-Term Incentive Plan Awards in Last Fiscal Year....    20
     Option Grants in Last Fiscal Year......................    20
     Aggregated Option Exercises in Last Fiscal Year and
      Fiscal Year-End Option Values.........................    21
     Retirement Plan Information............................    21
     Employment-Related Agreements..........................    22
Performance Graph...........................................    24
Stock Ownership of Directors and Executive Officers.........    25
     Section 16(a) Beneficial Ownership Reporting
      Compliance............................................    26
Ownership of MetLife Common Stock...........................    27

--------------------------------------------------------------------------------
                     PROXY STATEMENT -- 2002 ANNUAL MEETING
--------------------------------------------------------------------------------

This Proxy Statement contains information about the 2002 Annual Meeting of MetLife, Inc. ("MetLife" or the "Company"), which will be held in the Auditorium at the Corporate Headquarters of the Company, One Madison Avenue, New York, New York on Tuesday, April 23, 2002 at 10:30 a.m., local time.

This Proxy Statement and the accompanying proxy card, which are furnished in connection with the solicitation of proxies by MetLife's Board of Directors, are being mailed and made available electronically to shareholders on or about March 25, 2002.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the 2002 Annual Meeting, please take the time to vote your shares as soon as possible. If you wish to return your completed proxy card by mail, the Company has included a postage-paid, pre-addressed envelope for your convenience. Alternatively, you may vote your shares by using a toll-free telephone number or on the Internet (see the proxy card for complete instructions).

--------------------------------------------------------------------------------
           INFORMATION ABOUT THE 2002 ANNUAL MEETING AND PROXY VOTING
--------------------------------------------------------------------------------

WHAT MATTERS ARE TO BE VOTED ON AT THE ANNUAL MEETING?

- The election of five nominees to serve as Class III Directors.

- The ratification of the appointment of independent auditors to audit the Company's financial statements for the year ending December 31, 2002.

WHAT IS THE BOARD'S RECOMMENDATION?

The Board recommends votes:

     - FOR the election of each of the Class III Directors.

     - FOR ratification of the appointment of the independent auditors.

WHO IS ENTITLED TO VOTE?

All MetLife shareholders of record at the close of business on March 1, 2002 (the "record date") are entitled to vote at the 2002 Annual Meeting.

If you are the beneficial owner, but not the record owner of MetLife common stock, you will receive instructions about voting from the bank, broker or other nominee that is the shareholder of record of your shares. Contact your bank, broker or other nominee directly if you have questions.

HOW DO I VOTE MY SHARES?

- Shareholders of record may vote their shares by mail by completing, signing and returning the enclosed proxy card. If you sign and return the proxy card, you will be appointing the three people named on it to act as your proxy at the 2002 Annual Meeting. The named proxies will vote your shares as you specify on the proxy card. In addition, the Company has made arrangements for you to vote your shares by using a toll-free telephone number or on the Internet.

- Instructions about these ways to vote appear on your proxy card. If you vote by telephone or on the Internet, please have your proxy card and control number available. The sequence of numbers appearing on your proxy card is your control number, and your control number is necessary to verify your vote.

- If you are a shareholder of record or a duly appointed proxy of a shareholder of record, you may vote in person at the meeting. If your shares are held in the name of a bank, broker or other nominee, and you wish to attend the meeting to vote in person, you will have to contact that bank, broker or other nominee to obtain their proxy. Bring that document with you to the meeting.

- Votes submitted by mail, telephone or on the Internet will be voted in the manner you indicate by the individuals named on the proxy. If you do not specify how your shares are to be voted, the proxies will vote your shares FOR the election of the Class III Directors and FOR the ratification of the appointment of Deloitte & Touche LLP as MetLife's independent auditors for 2002.

WHO CAN ATTEND THE 2002 ANNUAL MEETING?

Only MetLife shareholders of record or their duly appointed proxies are entitled to attend the meeting. If you are a MetLife shareholder of record and wish to attend the meeting, please so indicate on the proxy card or as prompted by the telephone or Internet voting systems and an admission card will be sent to you. On the date of the meeting, please bring your admission card with you and enter the building through the entrance at 320 Park Avenue South, from which you will be directed to the Auditorium.

If a bank, broker or other nominee is the record owner of your shares, you will need to have proof that you are the beneficial owner to be admitted to the meeting. A recent statement or letter from your bank or broker would be acceptable proof of your beneficial ownership.

MAY I CHANGE MY VOTE OR REVOKE MY PROXY AFTER IT IS SUBMITTED?

Yes, you may change your vote or revoke your proxy at any time before the Annual Meeting by:

     - returning a later-dated proxy card;

     - subsequently submitting your vote by telephone or on the Internet;

     - attending the Annual Meeting and voting in person; or

     - sending your notice of revocation to MetLife, Inc., c/o Mellon Investor Services, P.O. Box 3530, South Hackensack, NJ 07606-9230 or via the Internet at http://www.eproxy.com/met.

Your changed vote or revocation must be received before the polls close for voting.

WILL ANY MATTERS OTHER THAN THE ELECTION OF THE CLASS III DIRECTORS AND THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS BE PRESENTED FOR A VOTE AT THE ANNUAL MEETING?

The Board of Directors did not receive any notice prior to the deadline for submission of additional business that any other matters might be presented for a vote at the 2002 Annual Meeting. However, if another matter were to be presented, the proxies would use their own judgment in deciding whether to vote for or against it.

HOW WILL METLIFE ASSOCIATES' SHARES HELD IN THE COMPANY'S SAVINGS AND INVESTMENT PLAN BE VOTED?

Mellon Bank, N.A., as Trustee of the Savings and Investment Plan for Employees of MetLife and Participating Affiliates Company Stock Fund, will vote the MetLife shares in the plan in accordance with the voting instructions given by MetLife associates to the Trustee. The Trustee will vote the plan shares for which it does not receive voting instructions in the same proportion as the shares for which it receives voting instructions.

HOW MANY SHARES CAN VOTE AT THE 2002 ANNUAL MEETING?

Each of the 711,193,654 shares outstanding as of the March 1, 2002 record date are entitled to vote at the 2002 Annual Meeting. Each share is entitled to one vote on each matter to be voted on at the meeting.

WHAT IS A "QUORUM"?

In order for business to be conducted at the 2002 Annual Meeting, a quorum must be present. A quorum will be present if shareholders of record of one-third or more of MetLife shares outstanding on the record date are present in person or are represented by proxies.

WHAT VOTE IS NECESSARY TO PASS THE ITEMS OF BUSINESS AT THE ANNUAL MEETING?

If a quorum is present at the meeting, a plurality of the shares voting will be sufficient to elect the Class III Directors. This means that the nominees for director who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be elected at the meeting.

In addition, subject to exceptions set forth in the Company's Charter, a majority of the shares voting will be sufficient to approve any other matter properly before the meeting, including ratifying the appointment of Deloitte & Touche LLP as MetLife's independent auditors.

HOW ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions and broker non-votes will be counted to determine whether a quorum is present. However, if a shareholder abstains from voting as to a particular matter, those shares will not be counted as voting for or against that matter. If brokers or other record holders of shares return a proxy card indicating that they do not have discretionary authority to vote as to a particular matter ("broker non-votes"), those shares will not be counted as voting for or against that matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of a vote.

WHO IS THE INSPECTOR OF ELECTION?

The Board of Directors has appointed Lawrence E. Dennedy, Senior Vice President, MacKenzie Partners, Inc., to act as Inspector of Election at the 2002 Annual Meeting. The By-Laws of MetLife provide for confidential voting.

WHAT ARE THE COSTS FOR SOLICITING PROXIES FOR THE 2002 ANNUAL MEETING?

MetLife has retained Mellon Investor Services to assist with the solicitation of proxies from its shareholders of record for a fee of approximately $9,000, plus expenses. MetLife also will reimburse banks, brokers or other nominees for their costs of sending MetLife's proxy materials to beneficial owners. Directors, officers or other MetLife employees also may solicit proxies from shareholders in person, or by telephone, facsimile transmission or other electronic means of communication.

WHAT IS THE DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING?

Rule 14a-8 of the Securities Exchange Act of 1934, as amended, establishes the eligibility requirements and the procedures that must be followed for a shareholder's proposal to be included in a public company's proxy materials. Under the Rule, proposals submitted for inclusion in MetLife's 2003 proxy materials must be received by the Secretary of MetLife at One Madison Avenue, New York, NY 10010-3690 on or before the close of business on November 25, 2002. Proposals must comply with all of the requirements of Rule 14a-8, as well as the requirements of MetLife's By-Laws. A copy of the By-Laws may be obtained from the Secretary of MetLife.

A shareholder who wishes to present a matter for action at MetLife's 2003 Annual Meeting, but chooses not to do so under SEC Rule 14a-8, must deliver to the Secretary of MetLife on or before

December 24, 2002, a notice containing the information required by the advance notice and other provisions of the Company's By-Laws. A copy of the By-Laws may be obtained from the Secretary of MetLife.

WHERE CAN I FIND THE VOTING RESULTS OF THE 2002 ANNUAL MEETING?

The preliminary voting results will be announced at the meeting. The final results will be published in the Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 2002.

MAY I REQUEST ELECTRONIC DELIVERY OF MY PROXY STATEMENT AND ANNUAL REPORT?

This Proxy Statement and MetLife's 2001 Annual Report may be viewed online at http://ir.metlife.com. If you are a shareholder of record, you can elect to receive future annual reports and proxy statements electronically by marking the appropriate box on your proxy card or by following the instructions provided if you vote by the Internet or by telephone. Should you choose to receive your proxy materials electronically, your choice will remain in effect until you notify MetLife that you wish to resume mail delivery of these documents. You may provide your notice to MetLife via the Internet at http://vault.melloninvestor.com/isd or by writing to MetLife, c/o Mellon Investor Services, P.O. Box 3530, South Hackensack, NJ 07606-9230. In the United States, you may provide such notice by calling toll free 1-800-649-3593.

If you hold your MetLife stock through a bank, broker or other holder of record, refer to the information provided by that entity for instructions on how to elect this option.

HOW CAN I GET A COPY OF METLIFE'S ANNUAL REPORT ON FORM 10-K?

TO OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, ADDRESS YOUR REQUEST ON THE INTERNET TO
HTTP://IR.METLIFE.COM BY SELECTING "INFORMATION REQUESTS" OR CALL
1-800-649-3593.

--------------------------------------------------------------------------------
                     PROPOSAL ONE -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

At the 2002 Annual Meeting, five Class III Directors will be elected to hold office until the 2005 Annual Meeting and until their successors are elected and qualified.

Each Class III Nominee is currently serving as a Director of MetLife and has agreed to continue to serve if elected. The Board of Directors has no reason to believe that any Nominee would be unable to serve as a Director. However, if for any reason a Nominee should become unable to serve at or before the 2002 Annual Meeting, the Board could reduce the size of the Board or nominate someone else for election. If the Board were to nominate someone else to stand for election at the 2002 Annual Meeting, the proxies could use their discretion to vote for that other person.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING CLASS III NOMINEES:

JAMES R. HOUGHTON, age 65, has been Non-Executive Chairman of the Board of Corning Incorporated since June 2000. He was Chairman of the Board Emeritus of Corning Incorporated from 1996 to June 2000. He was Chairman of the Board of Corning Incorporated from 1983 until his retirement in 1996. Mr. Houghton is a director of Corning Incorporated and Exxon Mobil Corporation. He holds a degree from Harvard College and an M.B.A. from Harvard Business School. Mr. Houghton has been a Director of MetLife since August 1999 and a Director of Metropolitan Life Insurance Company since 1975.

HELENE L. KAPLAN, age 68, has been Of Counsel to the law firm of Skadden, Arps, Slate, Meagher & Flom LLP since 1990. She is a director of J.P. Morgan Chase & Co., Verizon Communications, Inc., The May Department Stores Company and Exxon Mobil Corporation. Mrs. Kaplan is a member (and former director) of the Council on Foreign Relations. She is Chair of Carnegie Corporation of New York, and is a trustee and Vice-Chair of The American Museum of Natural History, The Commonwealth Fund and The J. Paul Getty Trust. Mrs. Kaplan is a member of the American Philosophical Society and the American Academy of Arts and Sciences. Mrs. Kaplan holds an A.B. degree, cum laude, from Barnard College and a J.D. degree from New York University Law School. She is the recipient of honorary degrees from Columbia University and Mount Sinai School of Medicine. Mrs. Kaplan has been a Director of MetLife since August 1999 and a Director of Metropolitan Life Insurance Company since 1987.

CATHERINE R. KINNEY, age 49, has been Co-Chief Operating Officer, President and Executive Vice Chairman of the New York Stock Exchange, Inc. since January 1, 2002, prior to which she served as Group Executive Vice President of the Exchange for more than five years. Ms. Kinney is a director of the New York Stock Exchange, Inc. and a member of the Board of Trustees of the New York Downtown Hospital. She has been a Director of MetLife since December 2001 and a Director of Metropolitan Life Insurance Company since February 2002.

STEWART G. NAGLER, age 59, has been Vice Chairman of the Board and Chief Financial Officer of MetLife since September 1999. He has been Vice Chairman of the Board and Chief Financial Officer of Metropolitan Life Insurance Company since July 1998, and was its Senior Executive Vice President and Chief Financial Officer from April 1993 to July 1998. Mr. Nagler is also Chairman of the Board and a director of Reinsurance Group of America, Incorporated, an affiliate of the Company. He is a fellow of the Society of Actuaries. He is a member of the Board of Directors of the Life Insurance Council of New York, a trustee of the Boys & Girls Clubs of America and Barnard College, and chairman of the board of Polytechnic University of New York. He received a B.S. in mathematics, summa cum laude, from Polytechnic University. Mr. Nagler has been a Director of MetLife since August 1999 and a Director of Metropolitan Life Insurance Company since 1997.

WILLIAM C. STEERE, JR., age 65, was Chairman of the Board and Chief Executive Officer of Pfizer Inc. from 1992 until his retirement in December 2000. Mr. Steere is a director of Pfizer Inc., Dow Jones &

Company, Inc. and Minerals Technologies, Inc. Mr. Steere holds a degree from Stanford University. He has been a Director of MetLife since August 1999 and a Director of Metropolitan Life Insurance Company since 1997.

THE FOLLOWING CLASS I AND CLASS II DIRECTORS ARE CONTINUING IN OFFICE:

CLASS I DIRECTORS -- TERMS TO EXPIRE IN 2003

ROBERT H. BENMOSCHE, age 57, has been Chairman of the Board, President and Chief Executive Officer of MetLife since September 1999. He has been Chairman of the Board, President and Chief Executive Officer of Metropolitan Life Insurance Company since July 1998; he was President and Chief Operating Officer from November 1997 to June 1998, and Executive Vice President from September 1995 to October 1997. Previously, he was Executive Vice President of PaineWebber Group Incorporated from 1989 to 1995. He is a member of the board of trustees of Alfred University and the board of directors of the New York Philharmonic. He holds a B.A. in mathematics from Alfred University. Mr. Benmosche has been a Director of MetLife since August 1999 and a Director of Metropolitan Life Insurance Company since 1997.

GERALD CLARK, age 58, has been Vice Chairman of the Board and Chief Investment Officer of MetLife since September 1999. He has been Vice Chairman of the Board and Chief Investment Officer of Metropolitan Life Insurance Company since July 1998. He was Senior Executive Vice President and Chief Investment Officer from December 1995 to July 1998, and was Executive Vice President and Chief Investment Officer from September 1992 to December 1995. Mr. Clark is a director of Credit Suisse Group. He is a member of the Board of Trustees of Villanova University. He holds a B.A. degree from Miami (Ohio) University and an M.B.A. from Rutgers University. Mr. Clark has been a Director of MetLife since August 1999 and a Director of Metropolitan Life Insurance Company since 1997.

JOHN J. PHELAN, JR., age 70, has been a senior advisor to the Boston Consulting Group since 1992. Prior to that time, Mr. Phelan was Chairman and Chief Executive Officer of the New York Stock Exchange, Inc. Mr. Phelan is a director of Eastman Kodak Company and Merrill Lynch & Co. He holds a degree from Adelphi University. Mr. Phelan has been a Director of MetLife since August 1999 and a Director of Metropolitan Life Insurance Company since 1985.

HUGH B. PRICE, age 60, has been President and Chief Executive Officer of the National Urban League, Inc. since 1994. Mr. Price is a director of Sears, Roebuck and Co. and Verizon Communications, Inc. He is a graduate of Amherst College and Yale Law School. Mr. Price has been a Director of MetLife since August 1999 and a Director of Metropolitan Life Insurance Company since 1994.

CLASS II DIRECTORS -- TERMS TO EXPIRE IN 2004

CURTIS H. BARNETTE, age 67, is Of Counsel to the law firm of Skadden, Arps, Slate, Meagher & Flom LLP. He is also Chairman Emeritus of Bethlehem Steel Corporation and served as its Chairman and Chief Executive Officer from November 1992 through April 2000. Bethlehem Steel Corporation filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in October 2001. He is a member of the Business Council, a trustee of Lehigh University, a member of the Board of Governors of West Virginia University and a director of the West Virginia University Foundation. Mr. Barnette received a B.A. from West Virginia University and a J.D. degree from Yale Law School. He also attended the Advanced Management Program at Harvard Business School and Manchester University where he was a Fulbright Scholar. Mr. Barnette serves on the President's Trade Advisory Committee, and is a director of the National Center for State Courts. He has been a Director of MetLife since 1999 and a Director of Metropolitan Life Insurance Company since 1994.

JOHN C. DANFORTH, age 65, has been a partner in the law firm of Bryan Cave LLP since 1995. He served in the United States Senate from 1976 to 1995. Senator Danforth is a director of GenAmerica Financial Corporation and General American Life Insurance Company, wholly-owned subsidiaries of MetLife, The Dow Chemical Company and Cerner Corporation. Senator Danforth holds an A.B. from Princeton

University, an L.L.B. from Yale Law School and a Bachelor of Divinity degree from Yale Divinity School. He is ordained to the clergy of the Episcopal Church. Senator Danforth has been a Director of MetLife and a Director of Metropolitan Life Insurance Company since 2000.

BURTON A. DOLE, JR., age 64, was Chairman of the Board of Nellcor Puritan Bennett, Incorporated from 1995 until his retirement in 1997. He was Chairman of the Board, President and Chief Executive Officer of Puritan Bennett, Incorporated from 1986 to 1995 and the President and Chief Executive Officer of Puritan Bennett, Incorporated from 1980 to 1986. He received both a B.S. in mechanical engineering and an M.B.A. from Stanford University. Mr. Dole has been a Director of MetLife since August 1999 and a Director of Metropolitan Life Insurance Company since 1996.

HARRY P. KAMEN, age 68, was Chairman of the Board and Chief Executive Officer of Metropolitan Life Insurance Company from April 1993 until his retirement in July 1998 and, in addition, was its President from December 1995 to November 1997. Mr. Kamen is a director of BDirect Capital LLC, Bethlehem Steel Corporation, The National Association of Securities Dealers, Inc. and Pfizer Inc. Mr. Kamen holds an A.B. from the University of Pennsylvania and an L.L.B. from Harvard Law School and attended the Senior Executive Program at M.I.T. He is a trustee of Smith College and an overseer of the School of Arts and Sciences at the University of Pennsylvania. He has been a Director of MetLife since August 1999 and a Director of Metropolitan Life Insurance Company since 1992.

CHARLES M. LEIGHTON, age 66, was Chairman of the Board and Chief Executive Officer of the CML Group, Inc. from 1969 until his retirement in March 1998. CML Group, Inc. filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in December 1998. Mr. Leighton is a director of FitSense Technology Inc., Micro Phase Coatings, Inc. and a trustee of Lahey Clinic. Mr. Leighton holds a B.A. and an honorary L.L.D. from Bowdoin College and an M.B.A. from Harvard Business School. He has been a Director of MetLife since August 1999 and a Director of Metropolitan Life Insurance Company since 1996.

--------------------------------------------------------------------------------
    PROPOSAL TWO -- RATIFICATION OF APPOINTMENT OF THE INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS METLIFE'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2002.

Deloitte & Touche LLP ("Deloitte") has served as independent auditors of MetLife and Metropolitan Life Insurance Company and most of its subsidiaries for many years. Its long-term knowledge of the MetLife group of companies has enabled it to carry out its audits of MetLife's financial statements with effectiveness and efficiency.

2001 AUDIT FEES.

Audit Fees(1)...............................................  $ 13.9 million
Financial Information Systems Design and Implementation
  Fees......................................................            None
Other Fees
  Audit Related Fees(2).....................................  $  8.0 million
  Non-Audit Fees(3).........................................  $  4.0 million
                                                              --------------
     Total Other Fees.......................................  $ 12.0 million

---------------
     (1) Based on work performed by Deloitte through February 2002.

     (2) Primarily fees for due diligence relating to proposed acquisitions, agreed-upon procedures, stand-alone audits, services relating to statutory regulatory requirements, consents and comfort letters, and audits of employee benefit plans.

     (3) Fees for assistance with the Closed Block Actuarial Model, business project management support and training, tax consultation, tax-return preparation, and other services.

At a meeting held in December 2001, the Audit Committee of the Board of Directors considered whether Deloitte's provision of non-audit services to MetLife is compatible with Deloitte maintaining its independence.

Based on the recommendation of the Audit Committee, the Board of Directors appointed Deloitte as MetLife's independent auditors for the year ending December 31, 2002. The appointment is subject to ratification by MetLife shareholders at the 2002 Annual Meeting.

Representatives of Deloitte will attend the 2002 Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

--------------------------------------------------------------------------------
                              CORPORATE GOVERNANCE
--------------------------------------------------------------------------------

INFORMATION ABOUT METLIFE'S BOARD OF DIRECTORS.

RESPONSIBILITIES AND COMPOSITION OF THE BOARD OF DIRECTORS. The Board of Directors reviews MetLife's policies and business strategies and advises and counsels the Chief Executive Officer and the other executive officers who manage MetLife's business. The Board currently consists of 16 Directors, 13 of whom are Outside Directors. An "Outside Director" is a Director who is not an officer or employee of MetLife or of any entity controlling, controlled by or under common control with MetLife, and who is not the beneficial owner of a controlling interest in the voting stock of MetLife or of any entity controlling, controlled by or under common control with MetLife.

MetLife's Board of Directors is divided into three classes. One class is elected each year to hold office for a term of three years. Of the 16 current Directors, four are Class I Directors with terms expiring at the 2003 Annual Meeting, five are Class II Directors with terms expiring at the 2004 Annual Meeting, and seven are

Class III Directors with terms expiring at the 2002 Annual Meeting. Joan Ganz Cooney and Allen E. Murray, currently Class III Directors, will retire from the Board effective March 31, 2002 in accordance with the Board's retirement policy. With the retirement of Mrs. Cooney and Mr. Murray, the Board of Directors of MetLife will consist of 14 Directors: four Class I, five Class II and five Class III Directors.

Information about the Class III Nominees and the Class I and Class II Directors continuing in office is presented on pages 5 through 7 of this Proxy Statement.

BOARD COMMITTEES. There are five standing Committees of MetLife's Board of Directors. These Committees perform essential functions on behalf of the Board. The Committee Chairmen review and approve agendas for all meetings of their respective Committees. The responsibilities of each of the Committees are summarized below. Only Outside Directors may be members of the Audit, Compensation and Governance and Finance Committees. At least one-third of the members of the Corporate Social Responsibility Committee and the Executive Committee must consist of Outside Directors. Currently, Mr. Benmosche is the only employee Director who is a member of the Executive Committee. Messrs. Clark and Nagler are members of the Corporate Social Responsibility Committee. All other members of those two Committees are Outside Directors.

THE AUDIT COMMITTEE

MEMBERS:                James R. Houghton, Chairman
                        John C. Danforth
                        Burton A. Dole, Jr.
                        John J. Phelan, Jr.
                        Hugh B. Price
                        William C. Steere, Jr.

MEETINGS IN 2001:       6

RESPONSIBILITIES:       - Responsible for overseeing management's conduct of
                          MetLife's financial reporting and internal control processes.

                        - Recommends for approval of the Board of Directors the
                          selection and engagement of MetLife's independent auditors and the terms of their engagement.

                        - Reviews the scope, plans and results of the internal
                          and external audits of MetLife and its financial statements.

                        - Reviews reports of MetLife's internal and external
                          auditors about the financial condition of MetLife and the integrity of MetLife's financial reporting processes and procedures.

                        - Reviews reports concerning the significant business
                          and financial risks and exposures of MetLife and reviews reports evaluating the adequacy of MetLife's internal controls in connection with such risks and exposures, including, but not limited to, accounting and audit controls over cash, securities, receipts, disbursements and other financial transactions.

                        - Reviews MetLife's policies on ethical business conduct
                          and reviews reports concerning the monitoring of compliance with such policies.

                        - Meets regularly, in executive session, with MetLife's
                          internal and external auditors.

                        - Considers whether the provision of financial
                          information systems design and implementation services and other non-audit services to MetLife by its independent auditors is compatible with the auditors' independence.

                        AUDIT COMMITTEE'S REPORT. The Audit Committee Report is presented on page 14 of this Proxy Statement.

THE COMPENSATION COMMITTEE

MEMBERS:                William C. Steere, Jr., Chairman
                        Joan Ganz Cooney
                        James R. Houghton
                        Catherine R. Kinney
                        Charles M. Leighton
                        Allen E. Murray

MEETINGS IN 2001:       7

RESPONSIBILITIES:       - Oversees the development and administration of
                          MetLife's executive compensation and benefit programs.

                        - Evaluates the performance of the Chief Executive
                          Officer.

                        - Reviews and makes recommendations to the Board of
                          Directors about the total compensation, including base salaries and annual and long-term incentives, of the Chief Executive Officer and the other executive officers.

                        - Reviews and makes recommendations to the Board of
                          Directors about MetLife's stock-based incentive programs and oversees the administration of such programs.

                        - Makes recommendations to the Board of Directors about
                          the election or appointment of MetLife's principal officers, including the executive officers.

                        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. No member of the Compensation Committee is or at any time has been an officer or employee of MetLife or any of its subsidiaries. No executive officer of MetLife has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers is or has been a Director of MetLife or a member of MetLife's Compensation Committee.

                        COMPENSATION COMMITTEE'S REPORT. The Compensation Committee Report on Executive Compensation is presented on pages 15 through 18 of this Proxy Statement.

THE CORPORATE SOCIAL RESPONSIBILITY COMMITTEE

MEMBERS:                Joan Ganz Cooney, Chairman
                        Curtis H. Barnette
                        Gerald Clark
                        John C. Danforth
                        Burton A. Dole, Jr
                        Helene L. Kaplan
                        Stewart G. Nagler
                        Hugh B. Price

MEETINGS IN 2001:       2

RESPONSIBILITIES:       - Oversees MetLife's charitable contributions programs
                          and public benefit programs.

                        - Oversees MetLife's other corporate responsibility
                          matters.

THE GOVERNANCE AND FINANCE COMMITTEE

MEMBERS:                Helene L. Kaplan, Chairman
                        James R. Houghton
                        Harry P. Kamen
                        Catherine R. Kinney
                        Allen E. Murray
                        John J. Phelan, Jr.
                        William C. Steere, Jr.

MEETINGS IN 2001:       6

RESPONSIBILITIES:       - Recommends to the Board of Directors nominees for
                          election as Directors. The Committee will consider shareholder nominations for Directors that meet the requirements of MetLife's By-Laws. A copy of the By-Laws may be obtained from the Secretary of MetLife.

                        - Makes recommendations to the Board of Directors about
                          the governance and operation of the Board of Directors and its Committees.

                        - Makes recommendations to the Board of Directors about
                          the compensation of Outside Directors, and the administration of the 2000 Directors Stock Plan and any stock awards under that Plan to Outside Directors.

                        - Reviews and makes recommendations to the Board of
                          Directors about matters that relate to the status of MetLife as a publicly traded company.

                        - Reviews and makes recommendations to the Board of
                          Directors about management's proposals concerning MetLife's financial policies and strategies, capital structure and dividend policies.

                        - Consults with management and makes recommendations to
                          the Board of Directors about securities offerings and stock repurchase programs proposed by management.

                        - Reviews and makes recommendations to the Board of
                          Directors about the financial aspects of acquisitions and divestitures proposed by management in conformity with guidelines established from time to time by the Board of Directors.

THE EXECUTIVE COMMITTEE

MEMBERS:                Robert H. Benmosche, Chairman
                        James R. Houghton
                        Harry P. Kamen
                        Helene L. Kaplan
                        Charles M. Leighton
                        John J. Phelan, Jr.

MEETINGS IN 2001:       None

RESPONSIBILITIES:       - During the intervals between meetings of the Board of
                          Directors, may exercise the powers and authority of the Board of Directors in the management of the property, affairs and business of MetLife.

BOARD AND COMMITTEE MEETINGS IN 2001. In 2001, there were 11 regular and special meetings of the Board of Directors and 21 Committee meetings. All Directors attended 75% or more of all meetings of the Board of Directors and the Committees on which he or she served during 2001.

DIRECTORS' RETAINER AND ATTENDANCE FEES. Outside Directors of MetLife, Inc. are paid an annual retainer of $110,000, of which $50,000 of value is paid in shares of MetLife common stock, $25,000 of value is paid in options to purchase shares of MetLife common stock, and $35,000 is paid in cash. An Outside Director who serves as the Chairman of a Board Committee is paid an annual fee of $10,000 for such service. The Committee Chairman's fee is paid in cash. The retainer fees for Board service and for serving as a Committee Chairman are paid in advance at the time of the Annual Meeting. Outside Directors who are elected in the period between the Company's Annual Meetings are paid a prorated retainer fee to reflect the period of their service.

Outside Directors also are paid a $1,000 fee for each Board and Committee meeting they attend. Attendance fees are paid following the meetings.

In October 2001, the annual retainer for service on the Board was increased from $60,000 and the Committee Chairman's fee was increased from $5,000. The Outside Directors and Committee Chairman were paid prorated amounts to reflect the increased retainers for the period from October 2001 through the 2002 Annual Meeting. Prior to the increase, the retainer for Board service was paid as follows: $30,000 in cash, $15,000 of value in shares of MetLife common stock, and $15,000 of value in stock options. The meeting attendance fee was not changed.

Outside Directors are also reimbursed for expenses they incur to attend the Company's Board and Committee meetings.

THE METLIFE, INC. 2000 DIRECTORS STOCK PLAN. Under the MetLife, Inc. 2000 Directors Stock Plan, the Governance and Finance Committee may determine that up to 50% of a MetLife Outside Director's retainer and attendance fees will be paid in stock grants and that all or part of the remainder of such fees will be paid in stock options. The exercise price of any stock options granted to Outside Directors of MetLife shall be not less than the fair market value of a share of MetLife common stock on the date the stock option is granted. Any stock awards made before April 7, 2005, the fifth anniversary of the effective date of Metropolitan Life Insurance Company's demutualization, replace all or any portion of the Outside Directors' fees otherwise payable in cash. In 2001, the Governance and Finance Committee made the determination to pay a portion of the Directors' retainer in shares of MetLife common stock, as described above.

After April 7, 2002, at his or her election, an Outside Director of MetLife may receive stock in lieu of all or a portion of the retainer and attendance fees that otherwise would be payable in cash. Up to a maximum of 500,000 shares of common stock may be issued for stock grants under the Directors Stock Plan. None of the fees payable for service as an Outside Director of Metropolitan Life Insurance Company or other affiliates of MetLife is payable in stock awards.

Any MetLife common stock received by a MetLife Director in lieu of fees under the Directors Stock Plan may not be sold before April 7, 2002, the second anniversary of the effective date of Metropolitan Life Insurance Company's demutualization. Stock options granted under the Directors Stock Plan are exercisable at any time after April 7, 2002. An Outside Director of MetLife may elect to defer receipt of any shares issuable under the terms of the Directors Stock Plan in lieu of his or her retainer and attendance fees and any dividends payable on the shares until after he or she is no longer a Director of MetLife.

The MetLife Board of Directors may terminate, modify or amend the Directors Stock Plan at any time, subject, in certain instances, to shareholder approval, and, if prior to April 7, 2005, the fifth anniversary of the effective date of Metropolitan Life Insurance Company's demutualization, the approval of the New York Superintendent of Insurance.

The Directors Stock Plan was amended, effective February 8, 2002, to provide that options will remain exercisable for the entire ten year term of the option regardless of when the Director terminates service on the Board. The amendment does not affect options granted prior to February 8, 2002.

METLIFE SUBSIDIARIES' DIRECTORS' RETAINER AND ATTENDANCE FEES. Each of the Outside Directors of MetLife currently also serves as an Outside Director of Metropolitan Life Insurance Company, a wholly-owned subsidiary of MetLife. Outside Directors of Metropolitan Life Insurance Company are paid an annual cash retainer of $40,000 and a meeting attendance fee of $1,000 for each Board and Committee meeting they attend. However, if the Metropolitan Life Insurance Company meeting is held concurrently with a meeting of MetLife, no fee would be paid for attending the Metropolitan Life Insurance Company Board or Committee meeting. Chairmen of Metropolitan Life Insurance Company Board Committees are paid an annual retainer fee of $10,000 for such service, unless the Committee Chairman serves in the same capacity for a Board Committee of MetLife, in which case, no additional fee is paid. The Committee Chairman's fee is paid annually in April. Outside Directors who serve for only a portion of the year are paid a prorated retainer fee to reflect the period of their service. In October 2001, the Board Committee Chairman's fee was increased from $5,000 and a prorated payment was made.

Mr. Danforth also received an aggregate of approximately $37,000 in annual retainer fees as an Outside Director of GenAmerica Financial Corporation and General American Life Insurance Company, wholly-owned subsidiaries of the Company.

METLIFE AND METROPOLITAN LIFE INSURANCE COMPANY FEE DEFERRALS. The Outside Directors may defer the receipt of all or part of their retainer and attendance fees.

DIRECTORS' BENEFIT PROGRAMS. MetLife provides $200,000 of life insurance to each Outside Director. MetLife will recover the premiums for each policy upon the death of the Director. The cost to MetLife of providing this life insurance is nominal. MetLife also provides each Outside Director with business travel accident insurance coverage while traveling on MetLife business. Outside Directors are eligible to participate in MetLife's Long-Term Care Insurance Program on a fully contributory basis.

DIRECTORS' RETIREMENT POLICY. The retirement policy adopted by the Board of Directors provides that no Director shall stand for election as a member of MetLife's Board after he or she reaches the age of 72. In addition, (with limited exceptions) no Director who is also an officer of MetLife shall serve as a Director when he or she retires as an officer of MetLife or Metropolitan Life Insurance Company. The policy also provides that, except for normal retirement from his or her principal occupation, each Director shall offer to resign from the Board whenever there is a change or discontinuance of his or her principal occupation or a significant change in his or her business or professional responsibilities.

CHARITABLE GIFT PROGRAM. Outside Directors elected as Directors of Metropolitan Life Insurance Company prior to October 1, 1999 participate in a charitable gift program under which each may recommend one or more charitable or educational institutions to receive, in the aggregate, a $1 million contribution from Metropolitan Life Insurance Company in the name of that Director upon the Director's death. For 2001, the Company purchased and paid $987,000 in premiums for insurance policies under the program. Death benefits under the policies will be paid to Metropolitan Life Insurance Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. Helene L. Kaplan and Curtis H. Barnette, Directors of MetLife, are both Of Counsel to Skadden, Arps, Slate, Meagher & Flom LLP, which performs legal services for MetLife and its affiliates. John C. Danforth, a Director of MetLife, is a partner of Bryan Cave LLP, which performs legal services for MetLife and its affiliates. Catherine R. Kinney, a Director of MetLife, is a director and an executive officer of the New York Stock Exchange, Inc. on which securities of MetLife and certain of its affiliates are listed. Gerald Clark, Vice Chairman of the Board and Chief Investment Officer of MetLife, is a director of Credit Suisse Group. From time to time, certain Credit Suisse affiliates provide investment banking, financial advisory and other related products and services to MetLife and its affiliates. MetLife provides insurance-related products and services and leases a substantial amount of office space to certain Credit Suisse affiliates.

--------------------------------------------------------------------------------
                             AUDIT COMMITTEE REPORT
--------------------------------------------------------------------------------

This report is submitted by the Audit Committee of the MetLife Board of Directors (the "Committee"). All members of the Committee are "independent directors" as defined by the regulations of the New York Stock Exchange. In accordance with the formal, written Charter of the Committee that was adopted and approved by the Board of Directors, the Committee, on behalf of the Board, is responsible for overseeing management's conduct of MetLife's financial reporting and internal control processes.

Management has the responsibility for the preparation of MetLife's financial statements and the reporting process. The firm of Deloitte & Touche LLP ("Deloitte"), as MetLife's independent auditors, is responsible for auditing MetLife's financial statements in accordance with generally accepted auditing standards. The Committee reviewed and discussed MetLife's audited financial statements for the period ended December 31, 2001 (the "2001 financial statements") with management and with Deloitte.

Deloitte has discussed with the Committee the matters required to be discussed by Auditing Standards No. 61 and has provided to the Committee and discussed the written disclosures and the letter required by Independence Standards Board Standard No. 1 regarding Deloitte's independence.

In reliance upon the reviews and discussions with management and Deloitte described above, and the Board of Directors' receipt of an opinion from Deloitte dated February 12, 2002 stating that MetLife's 2001 financial statements present fairly, in all material respects, the consolidated financial position of MetLife and subsidiaries at December 31, 2001 and 2000, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America, the Committee recommended to the Board that MetLife's 2001 audited financial statements be included in MetLife's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Respectfully,

James R. Houghton, Chairman
John C. Danforth
Burton A. Dole, Jr.
John J. Phelan, Jr.
Hugh B. Price
William C. Steere, Jr.

--------------------------------------------------------------------------------
            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

This report on executive compensation is submitted by the Compensation Committee (the "Committee") of MetLife's Board of Directors. The Committee, which consists entirely of Outside Directors, oversees the development and administration of MetLife's executive compensation programs and receives regular reports concerning the administration of such programs. The Committee evaluates the performance of the Chief Executive Officer and makes recommendations to the Board of Directors concerning his compensation. The Committee also reviews and recommends to the Board of Directors total compensation, which consists of base salary and annual and long-term incentives, for MetLife's executive officers, including executive officers named in the "Summary Compensation Table" on page 19 (the "Named Executive Officers").

COMPENSATION OBJECTIVES

The objectives of MetLife's executive compensation and benefit programs are to:

- Provide total compensation opportunities that will attract, retain, reward and motivate executives;

- Align the financial interests of the Company's executives and its shareholders; and

- Provide strong incentives for executives to build shareholder value over time.

COMPENSATION PHILOSOPHY

MetLife's compensation philosophy is to provide total compensation opportunities that are competitive within the insurance industry and the broader financial services industry. The Company may compete for executive talent with some, but not all of the companies that are included in the S&P Indices which are reflected on the "Performance Graph," on page 24. The Committee relies on an independent compensation consultant and national surveys for advice and information on competitive compensation practices and trends in the marketplace. MetLife generally positions its executive compensation levels to be competitive within a range of the median to the third quartile of insurance and financial services companies. A substantial portion of each executive's total compensation is and will continue to be at risk based on corporate, business unit and individual performance.

Because of specific regulatory constraints related to the demutualization of Metropolitan Life Insurance Company, a wholly-owned subsidiary of MetLife, the Company was unable to use stock-based incentives prior to April 2001. Beginning in April 2001, the Committee was able to grant stock options and to approve long-term incentive payments in stock to the Company's executives. However, through April 7, 2005, the maximum number of shares the Committee may use is 5% of the shares outstanding immediately after the effective date of the plan of demutualization, subject to reduction for stock options granted to members of the Company's Board of Directors (see "The MetLife, Inc. 2000 Directors Stock Plan" on page 12) and for shares granted as compensation to employees or insurance agents under certain other compensation and benefit plans.

COMPENSATION COMPONENTS

Total compensation consists of base salary and annual and long-term incentive awards.

     BASE SALARY

Each executive officer is paid a base salary that is intended to reflect competitive market conditions.

     ANNUAL INCENTIVES

The purposes of the Annual Variable Incentive Plan (the "AVIP") are to:

- Provide competitive opportunities commensurate with Company performance;

- Align total annual incentive pay with the Company's annual business results;
  and

- Make a significant portion of total compensation variable based upon Company, business unit and individual performance.

At the beginning of each calendar year, the Committee approves performance measures and goals based on the Company's business plan. Those goals, such as operating earnings and return on equity, are used as a basis for determining the maximum incentive pool that would be available for distribution. The actual pool approved by the Committee is allocated among the various business units based on each unit's performance compared with the objectives set for it at the beginning of the performance period and overall Company results. In all incentive award determinations, individual performance, compared with established objectives and relative contributions among the AVIP participants, is a significant factor in the determination of the amount of an individual's actual incentive award. The Committee recommends individual incentive awards for executive officers to the Board of Directors for approval.

Each of the Named Executive Officers participates in the AVIP.

     LONG-TERM INCENTIVES

LONG-TERM PERFORMANCE COMPENSATION PLAN

The purposes of the Long-Term Performance Compensation Plan (the "Long-Term Plan") are to:

- Align executives' and shareholders' interests;

- Provide competitive compensation for competitive performance;

- Encourage executives to take a long-term strategic perspective;

- Motivate and reward performance that supports the Company's long-term performance objectives; and

- Attract and retain key executives with long-term business perspective.

The Long-Term Plan covers a three-year performance period (the "Performance period"). The Committee approves the incentive opportunity targets for each Long-Term Plan participant for each Performance period. The Committee may approve a higher or lower incentive opportunity for a particular individual based on his or her potential impact on the Company's long-term business results.

At the time it approves incentive opportunities, the Committee also determines the financial and strategic business goals against which corporate performance will be measured. At the end of the Performance period, the Committee considers the extent to which the corporate performance goals have been met and determines the amount which may be awarded to participants with respect to performance for such period. Among the factors the Committee considers is total shareholder return on the Company's stock during the Performance period.

Generally, the Committee and the Board of Directors will exercise discretion under the Long-Term Plan to approve a final award reflecting between 90% and 110% of the product of each individual's incentive opportunity multiplied by the total shareholder return on the Company's common stock during the Performance period. No award will become payable unless it is approved by the Board of Directors. Awards may be paid, in whole or in part, in shares of the Company's common stock at the discretion of the Board of Directors.

Each of the Named Executive Officers participates in the Long-Term Plan.

METLIFE, INC. 2000 STOCK INCENTIVE PLAN

The purposes of the MetLife, Inc. 2000 Stock Incentive Plan (the "Stock Plan") are to:

- Foster and promote the long-term financial success of the Company;

- Materially increase shareholder value by motivating superior performance;

- Encourage and provide for the acquisition of an ownership interest in the Company by employees and insurance agents of the Company and its subsidiaries; and

- Enable the Company to attract and retain the services of an outstanding management team.

Each Named Executive Officer participates in the Stock Plan.

The Committee administers the Stock Plan and determines the participants to whom options to purchase shares of Company common stock shall be granted, the timing of such grants, and terms and conditions of each option. No option exercise price may be less than the fair market value of a share of the Company's common stock on the date the option is granted. In no event may any option be exercised prior to April 7, 2002, the second anniversary of the effective date of Metropolitan Life Insurance Company's demutualization.

In 2001, each of the Named Executive Officers was granted two sets of stock options under the Stock Plan: "Management" stock options and "Founder's Grant" stock options. All eligible domestic employees and insurance agents of MetLife and its subsidiaries, including the Named Executive Officers, were granted 200 Founder's Grant stock options. Management employees of the Company or its subsidiaries were granted Management stock options in amounts determined on an individual basis by the Committee to reflect the responsibilities and performance of the participants and to motivate superior performance. For additional information about stock options, see the chart entitled "Option Grants in Last Fiscal Year" on page 20.

CEO COMPENSATION

Mr. Benmosche's base salary was not increased in 2001, remaining at $1,000,000. His annual incentive award under the AVIP for 2001 was $3,300,000, and his long-term incentive award under the Long-Term Plan for the 1999 - 2001 Performance period was $4,238,000. Mr. Benmosche received stock option grants for 322,600 shares on April 9, 2001 at the fair market value on the date of grant. The Committee approved his long-term incentive opportunity of $2,400,000 under the Long-Term Plan for the April 1, 2001-March 31, 2004 Performance period. Mr. Benmosche's total compensation for 2001 is detailed in the "Summary Compensation Table" on page 19. In approving his annual incentive award for 2001, the Committee considered Mr. Benmosche's effective and dynamic leadership of MetLife and his substantial contributions to the Company's performance as measured against the following goals set by the Committee and approved by the Board in December 2000:

     - Assessing performance compared to specific financial measures of the Company, such as operating revenue and earnings, return on equity, and earnings per share;

     - Maintaining or improving the financial strength and credit ratings of the Company and its subsidiaries;

     - Encouraging the establishment of enterprise and individual objectives that support the new vision of MetLife;

     - Continuing to drive operational excellence through the innovative application of enhanced technological capabilities; and

     - Completing certain strategic acquisitions and divestitures.

The Committee also recognized his leadership of the Company's cultural transformation toward a more diverse, performance-oriented organization, as well as Mr. Benmosche's direction of immediate and responsive actions to the needs and concerns of customers affected by the events of September 11, 2001.

In approving his Long-Term Plan award, the Committee evaluated the Company's performance compared with previously established financial goals, as well as Mr. Benmosche's performance compared with strategic goals similar to those listed above.

Mr. Benmosche's total compensation for 2001 reflects the Committee's judgment of his performance in connection with each of the foregoing goals.

OTHER COMPENSATION AND BENEFIT PROGRAMS

The Named Executive Officers also participate in a broad-based employee benefits program that includes a pension program, a savings and investment plan, group health and disability coverage, group life insurance, and other benefit plans. Further details on the pension program are provided on pages 21 and 22. The Named Executive Officers are also parties to other employment-related agreements as described on pages 22 and 23 under the heading "Employment-Related Agreements."

DEDUCTIBILITY OF COMPENSATION

It is the Committee's intent that all compensation paid to MetLife's executives be tax-deductible to the Company; however, the Committee reserves the right to pay non-deductible compensation if it believes that it is in the best interests of the Company to do so. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for annual compensation over $1,000,000 paid to their Chief Executive Officer and certain other highly compensated executive officers. Generally excluded from the calculation of the $1,000,000 cap is compensation that is based on the attainment of pre-established, objective performance goals. The Committee believes that all compensation paid or awarded in 2001, with the exception of certain taxable fringe benefits, will be fully deductible.

Respectfully,

William C. Steere, Jr., Chairman
Joan Ganz Cooney
James R. Houghton
Catherine R. Kinney
Charles M. Leighton
Allen E. Murray

--------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                                                 --------------------------
                                                                                    AWARDS        PAYOUTS
                                            ANNUAL COMPENSATION                  -------------   ----------
                              ------------------------------------------------    SECURITIES
                                                                OTHER ANNUAL      UNDERLYING        LTIP         ALL OTHER
 NAME AND PRINCIPAL POSITION  YEAR   SALARY($)     BONUS($)    COMPENSATION($)   OPTIONS(#)(3)   PAYOUTS($)    COMPENSATION
 ---------------------------  ----   ---------     --------    ---------------   -------------   ----------    ------------
 Robert H. Benmosche,
   Chairman of the Board,
   President and Chief
   Executive Officer........  2001   $1,000,000   $3,300,000(1)    $114,936(2)      322,600      $4,238,000(4)   $463,731(5)
                              2000    1,000,000    3,400,000            --               --       4,484,200       366,242
                              1999    1,000,000    2,714,200            --               --       3,422,200       225,143
 Gerald Clark, Vice Chairman
   of the Board and Chief
   Investment Officer.......  2001      630,000    1,075,000(1)      61,382(2)       89,750       2,114,274(4)    154,715(5)
                              2000      630,000    1,000,000            --               --       2,460,298       137,047
                              1999      630,000      900,000            --               --       2,387,000       138,986
 Stewart G. Nagler, Vice
   Chairman of the Board and
   Chief Financial
   Officer..................  2001      630,000    1,000,000(1)      57,635(2)       89,750       2,142,000(4)    139,412(5)
                              2000      630,000    1,200,000            --               --       2,488,600       141,413
                              1999      630,000    1,100,000            --               --       2,387,000       133,741
 James M. Benson, President,
   Individual Business......  2001      600,000      775,000(1)          --          85,275       2,040,000(4)    145,074(5)
                              2000      600,000      900,000            --               --       2,200,000        38,049
                              1999      600,000      900,000       737,549(6)            --       1,800,000        38,130
 C. Robert Henrikson,
   President, Institutional
   Business.................  2001      525,000      825,000(1)          --          80,800       1,800,000(4)    129,605(5)
                              2000      522,500      900,000            --               --       1,931,600       123,828
                              1999      500,000      875,000            --               --       1,743,000        92,543
 ----------------------------------------------------------------------------------------------------------

---------------
(1) Annual incentive awards pursuant to the Annual Variable Incentive Plan, based on 2001 performance, were paid in the first quarter of 2002.

(2) Includes: amounts representing the approximate incremental cost to MetLife for personal use of the corporate aircraft as follows: $112,400 for Mr. Benmosche; $46,200 for Mr. Clark; and $50,600 for Mr. Nagler.

(3) Specific information regarding stock option grants is provided in the table entitled "Option Grants in Last Fiscal Year" set forth on page 20.

(4) Long-term incentive awards pursuant to the Long-Term Plan, for services performed during the three-year performance period January 1, 1999 - December 31, 2001, were made in the first quarter of 2002.

(5) Includes: (i) contributions to the Savings and Investment Plan for Employees of MetLife and Participating Affiliates of $6,800 for each of the Named Executive Officers, except for Mr. Benson who received $5,877; (ii) employer contributions to, or with respect to, the Auxiliary Savings and Investment Plan as follows: Mr. Benmosche: $169,200; Mr. Clark: $77,802; Mr. Nagler:
    $66,400; Mr. Benson: $53,200; and Mr. Henrikson: $50,200; and (iii) payments representing the dollar value of the benefit of the portion of split dollar life insurance premiums paid by the employer as follows: Mr. Benmosche:
    $287,731; Mr. Clark: $70,113; Mr. Nagler: $66,212; Mr. Benson: $85,997; and
    Mr. Henrikson: $72,605.

(6) Amount paid on Mr. Benson's behalf pursuant to the New England Financial Relocation Policy.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                                        ESTIMATED FUTURE PAYOUTS
                                                                    UNDER NON-STOCK PRICE-BASED PLANS
                                    PERFORMANCE OR OTHER PERIOD     ---------------------------------
NAME                                 UNTIL MATURATION OR PAYOUT        ESTIMATED TARGET PAYMENT(1)
----                                ----------------------------    ---------------------------------
Robert H. Benmosche...............  April 1, 2001-March 31, 2004               $2,400,000
Gerald Clark......................  April 1, 2001-March 31, 2004                  900,000
Stewart G. Nagler.................  April 1, 2001-March 31, 2004                  900,000
James M. Benson...................  April 1, 2001-March 31, 2004                  850,000
C. Robert Henrikson...............  April 1, 2001-March 31, 2004                  800,000

---------------
(1) The Long-Term Plan provides for awards to eligible employees at the end of the three-year Performance period. At the beginning of each Performance period, individual incentive opportunities are set for each participant. In addition, performance measures and goals are established for the MetLife enterprise. The performance of the enterprise, measured against these measures and goals, affects the amount of the award payable in respect of the stated individual opportunity.

    For the Performance period ending in 2004, the Board of Directors determined to exercise its discretion to approve the base amount of each individual's award by adjusting the incentive opportunity set for that individual upward or downward to reflect the total shareholder return on the Company's common stock during the Performance period (the "Base Award"). In addition, the Board of Directors may further adjust any Base Award under the Long-Term Plan. For the Performance period ending in 2004, the Board has determined to exercise its discretion so that the final award for each participant will not be less than 90% of the Base Award or greater than 110% of the Base Award. The target amounts included in the table reflect 100% of the applicable incentive award opportunity for each individual as it is not possible to predict what the total shareholder return will be at the end of the Performance period and its impact on any such final award payout.

    The Long-Term Plan does not specify a maximum dollar amount of any award. Awards under the Long-Term Plan may be paid, on the approval of the Board, in whole or in part, in shares of the Company's common stock valued at the fair market value of the stock on the payment date.

OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                            -----------------------------------------------------------    POTENTIAL REALIZABLE VALUE AT
                            NUMBER OF                                                         ASSUMED ANNUAL RATES OF
                            SECURITIES    PERCENT OF TOTAL                                   STOCK PRICE APPRECIATION
                            UNDERLYING    OPTIONS GRANTED     EXERCISE OR                       FOR OPTION TERM(4)
                             OPTIONS        TO EMPLOYEES      BASE PRICE     EXPIRATION    -----------------------------
NAME                        GRANTED(#)     IN FISCAL YEAR      ($/SH)(3)       DATES          5%($)            10%($)
----                        ----------    ----------------    -----------    ----------    -----------      ------------
Robert H. Benmosche.......   322,400(1)          2.63%          $29.95           4/8/11    $6,072,529       $15,388,985
                                 200(2)       .000016%           29.95           4/8/11         3,767             9,547
Gerald Clark..............    89,550(1)           .73%           29.95           4/8/11     1,686,709         4,274,453
                                 200(2)       .000016%           29.95           4/8/11         3,767             9,547
Stewart G. Nagler.........    89,550(1)           .73%           29.95           4/8/11     1,686,709         4,274,453
                                 200(2)       .000016%           29.95           4/8/11         3,767             9,547
James M. Benson...........    85,075(1)           .70%           29.95           4/8/11     1,602,421         4,060,850
                                 200(2)       .000016%           29.95           4/8/11         3,767             9,547
C. Robert Henrikson.......    80,600(1)           .66%           29.95           4/8/11     1,518,132         3,847,246
                                 200(2)       .000016%           29.95           4/8/11         3,767             9,547

---------------
(1) These options will normally become exercisable at the rate of 33 1/3% per year on each of the first three anniversaries of their date of grant beginning on April 9, 2002.

(2) A Founder's Grant of 200 stock options was made to all eligible domestic employees of the Company and its subsidiaries on April 9, 2001. All such options will normally become exercisable on April 9, 2004.

(3) The exercise price of the options granted is equal to the fair market value of a share of MetLife common stock on the date of grant.

(4) These amounts, based on assumed appreciation rates of 5% and 10% as prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

                                                                      NUMBER OF
                                                                SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS AT           IN-THE-MONEY OPTIONS
                                                                  FISCAL YEAR-END(#)            AT FISCAL YEAR-END($)
                            SHARES ACQUIRED      VALUE       ----------------------------    ----------------------------
NAME                        ON EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                        ---------------   -----------    -----------    -------------    -----------    -------------
Robert H. Benmosche.......          0             $0               0           322,600           $0           $558,098
Gerald Clark..............          0              0               0            89,750            0            155,268
Stewart G. Nagler.........          0              0               0            89,750            0            155,268
James M. Benson...........          0              0               0            85,275            0            147,526
C. Robert Henrikson.......          0              0               0            80,800            0            139,784

RETIREMENT PLAN INFORMATION

The following table shows the estimated annual retirement benefits payable at normal retirement age (generally 65) to a person retiring with the indicated final average pay and years of credited service on a 30% joint and survivor basis, if married, and on a straight life annuity basis with a 5-year guarantee, if single, under the Metropolitan Life Retirement Plan for United States Employees ("Retirement Plan"), as supplemented by the Metropolitan Life Supplemental Retirement Benefit Plan ("Supplemental Retirement Plan"), each as described below. Each of the Named Executive Officers participates in the Retirement Plan and the Supplemental Retirement Plan.

ESTIMATED ANNUAL BENEFITS AT RETIREMENT
WITH INDICATED YEARS OF CREDITED SERVICE

   FINAL
AVERAGE PAY   5 YEARS    10 YEARS    15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS     40 YEARS
-----------   --------   --------   ----------   ----------   ----------   ----------   ----------   ----------
$  500,000    $ 41,300   $ 82,600   $  124,000   $  165,300   $  206,600   $  247,900   $  289,200   $  301,700
   750,000      62,600    125,100      187,700      250,300      312,800      375,400      438,000      456,700
 1,000,000      83,800    167,600      251,500      335,300      419,100      502,900      586,700      611,700
 1,250,000     105,100    210,100      315,200      420,300      525,300      630,400      735,500      766,700
 1,500,000     126,300    252,600      379,000      505,300      631,600      757,900      884,200      921,700
 1,750,000     147,600    295,100      442,700      590,300      737,800      885,400    1,033,000    1,076,700
 2,000,000     168,800    337,600      506,500      675,300      844,100    1,012,900    1,181,700    1,231,700
 2,250,000     190,100    380,100      570,200      760,300      950,300    1,140,400    1,330,500    1,386,700
 2,500,000     211,300    422,600      634,000      845,300    1,056,600    1,267,900    1,479,200    1,541,700
 3,000,000     253,800    507,600      761,500    1,015,300    1,269,100    1,522,900    1,776,700    1,851,700
 3,500,000     296,300    592,600      889,000    1,185,300    1,481,600    1,777,900    2,074,200    2,161,700
 4,000,000     338,800    677,600    1,016,500    1,355,300    1,694,100    2,032,900    2,371,700    2,471,700
 4,500,000     381,300    762,600    1,144,000    1,525,300    1,906,600    2,287,900    2,669,200    2,781,700
 5,000,000     423,800    847,600    1,271,500    1,695,300    2,119,100    2,542,900    2,966,700    3,091,700

The annual retirement benefit under the Retirement Plan and the Supplemental Retirement Plan is generally equal to the sum of (a)(i) a percentage of an executive's "final average compensation" up to his or her "covered compensation" (i.e., the average of the social security taxable wage base for the 35 years up to the date the executive attains social security retirement age), plus (ii) a percentage of the executive's "final average compensation" in excess of his or her "covered compensation," and the sum thereof times (iii) years of "credited service" not exceeding 35 years, and (b) a percentage of "final average compensation" multiplied by years of "credited service" in excess of 35 years.

"Final average compensation" is defined as the highest average "annual compensation" of an executive for any 60 consecutive months in the 120 months of service prior to the executive's retirement. "Annual Compensation" used to determine the retirement benefit under the Retirement Plan and the Supplemental Retirement Plan consists of "annual basic compensation" which includes annual base salary and "annual variable incentive compensation" which includes payments under the Annual Variable Incentive Plan. Such "compensation" is generally the same as the compensation reflected in the "salary" and "bonus" columns of the "Summary Compensation Table." The Supplemental Retirement Plan is designed to provide benefits which eligible employees would have received under the Retirement Plan but for limits applicable under the Retirement Plan. Benefits payable under the Retirement Plan and the Supplemental Retirement Plan are not subject to reduction for social security benefits or other offset amounts.

At December 31, 2001 (assuming retirement as of such date), the estimated "final average compensation" under the Retirement Plan and the Supplemental Retirement Plan is $3,159,273 for Mr. Benmosche, $1,540,600 for Mr. Clark, $1,659,867 for
Mr. Nagler, $1,521,500 for Mr. Benson and $1,263,267 for Mr. Henrikson. The estimated years of credited service under the Retirement Plan and the Supplemental Retirement Plan as of such date is 6 years for Mr. Benmosche, 33 years for Mr. Clark, 39 years for Mr. Nagler, 4 years for Mr. Benson and 29 years for Mr. Henrikson. In addition, Mr. Benson is entitled to receive an enhanced retirement benefit of $400,000 vesting in equal annual installments over ten years and payable at age 62 as a 20-year continuous and certain annuity. At December 31, 2001, Mr. Benson was vested as to 40% of this benefit, or $160,000 per annum.

EMPLOYMENT-RELATED AGREEMENTS

EMPLOYMENT CONTINUATION AGREEMENTS. The Company has entered into employment continuation agreements with the Named Executive Officers and certain other of its key executives. These agreements provide that, in the event of a "change of control," as defined in the agreements, the executive's employment would continue, subject to the terms of the agreement, for a period of three years. During this period, the executive's compensation, benefits, and certain other terms and conditions of employment are subject to certain minimum standards which, if not met, allow the executive to terminate employment for "good reason," as defined in the agreements. Should the executive terminate employment for "good reason" or be terminated without "cause," as defined in the agreements, the agreements provide for the payment of termination benefits which include: three year continuation of benefits; additional service credit for pension benefits for the lesser of three years or through the executive's sixty-fifth birthday; and a lump-sum severance payment equal to three times the sum of the executive's (a) base salary, (b) average annual bonus award over the preceding three years, and (c) should the change of control occur prior to January 1, 2004, average long-term incentive award over the preceding three years, less the value of any equity compensation awards. The agreements also provide that the Named Executive Officer would be made whole for any excise taxes due as a result of payments exceeding the change of control excise tax threshold.

Additionally, Messrs. Benmosche, Clark and Nagler may voluntarily terminate employment during the thirty-day period beginning six months after a change of control and receive the termination benefits discussed in the prior paragraph. Mr. Benson's agreement also reflects the surviving obligation under a prior employment agreement with a subsidiary of the Company whereby he would receive an individual retirement benefit and certain indemnification rights.

TRANSITION ASSISTANCE PLAN. The Named Executive Officers are eligible to participate in the MetLife Plan for Transition Assistance for Officers which provides for outplacement services and formula-based severance payments, and other benefits, including: vesting of pension and savings and investment plan account balances; certain additions to age and service credit for pension and benefits purposes; limited continuation of medical benefits or, under certain conditions, eligibility for retirement medical benefits; and limited continuation of life insurance benefits.

STOCK PLAN AND STOCK OPTION AGREEMENTS. The Named Executive Officers have been awarded stock options under the Stock Plan and have executed agreements concerning such options. Such agreements provide that the options will continue to become exercisable as originally scheduled and remain exercisable until the earlier of the expiration of the term of the option or three years after the date the executive qualifies for long-term disability, retires or is terminated in a sale, divestiture, or transaction designated by the Compensation Committee. Should the executive die while employed, all options would become exercisable immediately (but not before April 7, 2002) and remain exercisable until the earlier of the expiration of the term of the option or three years after the date of the executive's death. If the executive's employment is terminated for "cause," as defined in the plan, the options would be forfeited. Should the executive's employment terminate otherwise, any then currently exercisable options may be exercised until the earlier of the expiration of the term of the option or thirty days from the date of termination. The agreements also provide that in the event of a "change of control," as defined in the plan, all options covered by the agreements would become fully exercisable. However, the Compensation Committee has the discretion to cancel the options and, in lieu thereof, make a cash payment to the executive equal to the excess of the "change of control" price over the option exercise price. No such acceleration of exercisability, cash settlement or other payment will occur if, prior to the change of control, the Compensation Committee reasonably determines in good faith that the options will be honored, assumed, or substituted for new rights immediately after the change of control.

The Stock Plan was amended, effective February 8, 2002, and option agreements entered into after such date will provide that if the option holder: (i) dies while employed, all options would become exercisable immediately (but not before April 7, 2002) and remain exercisable until the expiration of the term of the option; (ii) retires, the options will continue to become exercisable and remain exercisable until the expiration of the term of the option; or (iii) qualifies for long-term disability, the options will continue to become exercisable and remain exercisable until the expiration of the term of the option and no subsequent termination of employment, other than for "cause," will affect the options.

--------------------------------------------------------------------------------
                               PERFORMANCE GRAPH
--------------------------------------------------------------------------------

The following graph compares the cumulative shareholder return on MetLife common stock with the cumulative total return on the Standard & Poor's 500 Stock Index, the Standard & Poor's 500 Insurance Index, and the Standard & Poor's Financial Index. The graph assumes that $100 was invested on April 5, 2000 (the date on which public trading in MetLife common stock commenced) in MetLife common stock and each of the indices described, and that all dividends were reinvested. The Company's proxy materials for its 2001 Annual Meeting used the "S&P Insurance Composite Index" in the comparison of cumulative total return. The "S&P 500 Insurance Index" was used instead this year because the previously used composite index is no longer published by Standard & Poor's.

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                 APRIL 5, 2000      JUNE 30, 2000      DECEMBER 31, 2000  JUNE 30, 2001      DECEMBER 31, 2001
-------------------------------------------------------------------------------------------------------------------------------
 MetLife, Inc.                       100              135.230            227.520            201.376               207.236
-------------------------------------------------------------------------------------------------------------------------------
 S&P 500(R)                          100               98.070             89.520             83.516                78.892
-------------------------------------------------------------------------------------------------------------------------------
 S&P 500 Insurance Index             100              104.260            132.680            129.915               120.212
-------------------------------------------------------------------------------------------------------------------------------
 S&P Financial Index                 100              101.300            123.530            119.223               115.764
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

The following table sets forth, at March 25, 2002, the number of shares of common stock of the Company or its affiliates beneficially owned by: (i) each Director; (ii) each of the Named Executive Officers; and (iii) all Directors and Executive Officers as a group. Due to limitations imposed in connection with the demutualization of Metropolitan Life Insurance Company, a wholly-owned subsidiary of MetLife, and under the New York Insurance Law, the Directors and Officers of MetLife will not be able to buy shares of MetLife common stock until April 7, 2002. The insurance law also restricted the Company from awarding stock options and stock grants to its Directors and Officers until the second quarter of 2001.

-------------------------------------------------------------------------------------------------------------
                                                                                              PERCENT OF
                                                                   NUMBER OF SHARES          COMMON STOCK
NAME AND ADDRESS(1)                                            BENEFICIALLY OWNED(4)(5)      OUTSTANDING
-------------------------------------------------------------------------------------------------------------
 Robert H. Benmosche......................................                107,817                   *
-------------------------------------------------------------------------------------------------------------
 Curtis H. Barnette.......................................                  3,149                   *
-------------------------------------------------------------------------------------------------------------
 Gerald Clark.............................................                 29,860                   *
-------------------------------------------------------------------------------------------------------------
 Joan Ganz Cooney(8)......................................                  3,172                   *
-------------------------------------------------------------------------------------------------------------
 John C. Danforth.........................................                  3,139                   *
-------------------------------------------------------------------------------------------------------------
 Burton A. Dole, Jr.......................................                  3,154                   *
-------------------------------------------------------------------------------------------------------------
 James R. Houghton........................................                  3,149                   *
-------------------------------------------------------------------------------------------------------------
 Harry P. Kamen...........................................                  3,152                   *
-------------------------------------------------------------------------------------------------------------
 Helene L. Kaplan.........................................                  3,149                   *
-------------------------------------------------------------------------------------------------------------
 Catherine R. Kinney......................................                  1,355                   *
-------------------------------------------------------------------------------------------------------------
 Charles M. Leighton......................................                  3,218                   *
-------------------------------------------------------------------------------------------------------------
 Allen E. Murray(8).......................................                  2,827                   *
-------------------------------------------------------------------------------------------------------------
 Stewart G. Nagler(9).....................................                 30,269                   *
-------------------------------------------------------------------------------------------------------------
 John J. Phelan, Jr.......................................                  4,121                   *
-------------------------------------------------------------------------------------------------------------
 Hugh B. Price............................................                  3,149                   *
-------------------------------------------------------------------------------------------------------------
 William C. Steere, Jr....................................                  3,149                   *
-------------------------------------------------------------------------------------------------------------
 James M. Benson..........................................                 28,359                   *
-------------------------------------------------------------------------------------------------------------
 C. Robert Henrikson......................................                 27,376                   *
-------------------------------------------------------------------------------------------------------------
 Board of Directors of MetLife, but not in each Director's
 individual capacity(2)...................................            410,921,596(6)            57.85%
-------------------------------------------------------------------------------------------------------------
 All Directors and Executive Officers as a group(3).......                346,124(7)                *
-------------------------------------------------------------------------------------------------------------

 * Number of shares represents less than one percent of the number of shares of common stock outstanding.

(1) The address of each Director and Named Executive Officer is: c/o MetLife, Inc., One Madison Avenue, New York, New York 10010-3690.

(2) The Board of Directors of MetLife, but not in any Director's individual capacity, is deemed to beneficially own the shares of common stock held by the MetLife Policyholder Trust because the Board will direct the voting of those shares on certain matters submitted to a vote of shareholders.

    The amount shown includes shares beneficially owned through the MetLife Policyholder Trust by a Director in the Director's individual capacity.

(3) Does not include shares of MetLife common stock held by the MetLife Policyholder Trust beneficially owned by the Board of Directors, other than in each Director's individual capacity.

(4) Each Director and Named Executive Officer has sole voting and investment power over the shares beneficially owned as set out in this column, except for: (i) shares held in the MetLife Policyholder Trust (described in note
    (2) above); (ii) shares that the Named Executive Officers have the right to acquire under the Stock Plan (set out in note (5) below); and (iii) shares that the Directors have a right to receive under the Directors Stock Plan (set out in note (5) below). Additionally, Mr. Henrikson has shared investment and voting power over 479 shares and has no investment or voting power over 20 shares.

(5) Includes: (i) shares that are subject to options which were granted under the Directors Stock Plan or the Stock Plan and are exercisable within 60 days of March 25, 2002: 2,018 shares for Messrs. Barnette, Danforth, Dole, Houghton, Kamen, Leighton, Phelan, Price, Steere, Mrs. Cooney and Ms. Kaplan, respectively; 813 shares for Ms. Kinney; 1,739 shares for Mr. Murray; 107,467 shares for Mr. Benmosche; 29,850 shares for Messrs. Clark and Nagler, respectively; 28,359 shares for Mr. Benson; and 26,867 shares for Mr. Henrikson; and (ii) deferred shares under the Directors Stock Plan:
    1,121 deferred shares for each of Messrs. Danforth, Dole, Kamen, Leighton, Price and Steere, and Ms. Kaplan and 1,012 deferred shares for Mr. Murray.

(6) This number reflects the ownership of the Beneficiaries of the MetLife Policyholder Trust, as reported on Amendment No. 8 to Schedule 13D referred to under the heading "Ownership of MetLife Common Stock" on page 27.

(7) Includes: (i) 329,236 shares that are subject to options that are exercisable within 60 days of March 25, 2002, by all Directors and Executive Officers of the Company as a group; and (ii) 8,859 deferred shares held by all Directors and Executive Officers of the Company as a group.

(8) Mrs. Cooney and Mr. Murray will retire from the Board effective March 31, 2002 (see "Responsibilities and Composition of the Board of Directors" on pages 8 and 9).

(9) Mr. Nagler, a Director and Executive Officer of the Company, is also the Chairman and a Director of Reinsurance Group of America, Incorporated ("RGA"), an affiliate of the Company, and beneficially owns 1,000 shares of RGA common stock (the "RGA Shares"). He exercises sole voting and investment power over the RGA Shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors, executive officers and holders of more than 10% of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such person with respect to the Company. The Company believes that during fiscal 2001, all filings required to be made by reporting persons were timely made in accordance with the requirements of the Exchange Act.

--------------------------------------------------------------------------------
                       OWNERSHIP OF METLIFE COMMON STOCK
--------------------------------------------------------------------------------

The following information was reported to the Securities and Exchange Commission by persons who owned more than 5% of MetLife common stock as of the dates of their reports.

                                                 AMOUNT AND
              NAME AND ADDRESS OF                 NATURE OF       PERCENT OF
               BENEFICIAL OWNER                   OWNERSHIP         CLASS
              -------------------                ----------       ----------
Beneficiaries of the MetLife Policyholder
  Trust(1).....................................  410,921,596        57.85%
  c/o Wilmington Trust Company, as Trustee
  1100 North Market Street
  Wilmington, DE 19890

(1) In connection with the demutualization of Metropolitan Life Insurance Company, certain of its eligible policyholders were allocated a number of interests in the MetLife Policyholder Trust equal to the number of shares of MetLife common stock allocated to such policyholders. The shares beneficially owned by such policyholders, the beneficiaries of the Trust, are held in the name of Wilmington Trust Company, as Trustee. The Trust Agreement provides the Trustee with directions as to the manner in which to vote, assent or consent shares in the Trust at all times during the term of the Trust. The beneficiaries of the Trust have sole investment power over the shares. As reported on Amendment No. 8 to Schedule 13D, dated March 18, 2002, the MetLife Board of Directors, as a group, had shared voting power with respect to the 410,921,596 shares.

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[METLIFE(R) LOGO]

                            METLIFE, INC. PROXY CARD

      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF METLIFE, INC.
                                    FOR THE
                      2002 ANNUAL MEETING, APRIL 23, 2002

The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy card hereby appoint(s) Gary A. Beller, Gwenn L. Carr, and James D. Gaughan, or any of them, each with full power of substitution, as proxies to vote all shares of MetLife, Inc. Common Stock that the shareholder(s) would be entitled to vote on all matters that may properly come before the 2002 Annual Meeting and at any adjournments or postponements. The proxies are authorized to vote in accordance with the specifications indicated by the shareholder(s) on the reverse. IF THIS PROXY CARD IS SIGNED AND RETURNED BY THE SHAREHOLDER(S), AND NO SPECIFICATIONS ARE INDICATED, THE PROXIES AND AUTHORIZED TO VOTE AS RECOMMENDED BY THE BOARD OF DIRECTORS. In either case, if this proxy card is signed and returned, the proxies appointed thereby will be authorized to vote in their discretion on any other matters that may be presented for a vote at the 2002 Annual Meeting and at any adjournments or postponements.

The Class III nominees for election as Directors are: (01) James R. Houghton;
(02) Helene L. Kaplan; (03) Catherine R. Kinney; (04) Stewart G. Nagler; and
(05) William C. Steere, Jr.

          (CONTINUED, AND TO BE DATED AND SIGNED ON THE REVERSE SIDE.)


                            - FOLD AND DETACH HERE -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

                                                           PLEASE MARK
                                                           YOUR VOTE AS      [X]
                                                           INDICATED IN
                                                           THIS EXAMPLE



1. Election of Class III Directors

   FOR       WITHHOLD
   [ ]         [ ]

The Class III nominees for election as Directors are:
(01)  James R. Houghton         (02)  Helene L. Kaplan
(03)  Catherine R. Kinney       (04)  Stewart G. Nagier
(05)  William C. Steere, Jr.

Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) or number(s) as listed above in the space provided below.

Exceptions: ________________________________________________


2. Ratification of appointment of Deloitte & Touche, LLP as Independent Auditors for 2002

   FOR       AGAINST     ABSTAIN
   [ ]         [ ]        [ ]



____________________________________________________________


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Consent to Electronic Delivery
By checking the box to the right, I consent to access Metlife, Inc.'s        [ ]
Annual Reports to Shareholders, Proxy Statements, prospectuses, and other shareholder communications on-line. I understand that unless I request otherwise or revoke my consent, MetLife will not distribute printed material to me. MetLife will tell me when any shareholder communications are on-line and how to access them. I understand that costs associated with the use of the Internet will be my responsibility.
To revoke my consent, I can contact MetLife's transfer agent, Mellon
Investor Services at: https://vault.melloninvestor.com/isd

                      If you plan to attend the meeting, please mark         [ ]
                      this box.

                      If you wish to include any comments, please            [ ]
                      mark this box and use reverse side.

                      To change your address, please mark this box           [ ]
                      and indicate your new address in the name and address area.

                      (WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR ANOTHER REPRESENTATIVE CAPACITY, INCLUDE SIGNATURE AND TITLE.)

                      _____________________________________________________
                      Signature of Shareholder(s)

                      _____________________________________________________
                      Signature of Shareholder(s)

                      Dated: ______________________________________________





                    FOLD AND DETACH HERE BEFORE MAILING CARD


                         VOTE BY INTERNET OR TELEPHONE
                         24 HOURS A DAY, 7 DAYS A WEEK

                   Internet and telephone voting is available
                through 4:00 p.m. Eastern Time on April 22, 2002

   YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

__________________________________            __________________________________
             INTERNET                                     TELEPHONE
    http://www.eproxy.com/met                           1-800-435-6710

Use the Internet to vote your                 Use any touch-tone telephone to
proxy. Have your proxy card in       OR       vote your proxy. Have your proxy
hand when you access the web                  card in hand when you call. You
site. You will be prompted to enter           will be prompted to enter your
your control number, located in               control number, located in the
the box below, to create and                  box below, and then follow the
submit an electronic ballot.                  directions given.
__________________________________            __________________________________


              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

[METLIFE LOGO]
                  METLIFE, INC. PROXY VOTING INSTRUCTION FORM

      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF METLIFE, INC.
                  FOR THE 2002 ANNUAL MEETING, APRIL 23, 2002

Directors to Mellon Bank, N.A., Trustee of the Savings and Investment Plan for Employees of MetLife and Participating Affiliates Company Stock Fund.

As a Plan participant, you have the right to direct the Plan Trustee how to vote the shares of MetLife, Inc. Common Stock that are allocated to your Plan account and shown on the reverse of this voting instruction form. The Plan Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.

You may instruct the Plan Trustee how to vote by telephone, Internet or by signing and returning this voting instruction form. A postage paid envelope is enclosed.

The Plan Trustee will vote your Plan shares in accordance with the specifications indicated by you on the reverse of this voting instruction form. The Plan Trustee must receive your voting instructions by April 22, 2002 at 4:00 p.m. Eastern Time. If the Plan Trustee does not receive your instructions by April 22, 2002, the Plan Trustee will vote your Plan shares in the same proportion as the Plan shares for which it has received instructions. If you sign and return this voting instruction form and no specifications are indicated, your Plan shares will be voted as recommended by the Board of Directors of MetLife, Inc. On any other matters that may be presented for a vote at the 2002 Annual Meeting and any adjournments or postponements, your Plan shares will be voted in the discretion of the proxies appointed by the shareholders.

You will receive a separate set of proxy solicitation materials for any shares of Common Stock you own other than your Plan shares. Your non-Plan shares must be voted separately from your Plan shares.

          (CONTINUED, AND TO BE DATED AND SIGNED ON THE REVERSE SIDE.)

                             -FOLD AND DETACH HERE-

The Board of Directors recommends a vote "FOR" Proposals 1 and 2.

                                                                 Please mark [X]
                                                               your votes as
                                                                indicated in
                                                                this example

1. Election of Class III Directors

     FOR  WITHOLD
     [ ]    [ ]

The Class III nominees for election as Directors are:
(01) James R. Houghton        (02) Helene L. Kaplan
(03) Catherine R. Kinney      (04) Stewart G. Nagler
(05) William C. Steere, Jr.

Instruction: To withhold authority to vote for any individual nominees(s), write the name(s) or number(s) as listed above in the space provided below.

Exceptions: _________________________________________________
_____________________________________________________________

2. Ratification of appointment of Deloitte & Touche LLP as Independent Auditors for 2002

     FOR  AGAINST  ABSTAIN
     [ ]    [ ]      [ ]

                          (WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR ANOTHER REPRESENTATIVE CAPACITY, INCLUDE SIGNATURE AND TITLE.)
                          ______________________________________________________
                          Signature of Plan participant(s)
                          ______________________________________________________
                          Signature of Plan participant(s)

                          Dated: _______________________________________________

                  - FOLD AND DETACH HERE BEFORE MAILING CARD -

                         VOTE BY INTERNET OR TELEPHONE
                         24 HOURS A DAY, 7 DAYS A WEEK

                   Internet and telephone voting is available
                through 4:00 p.m. Eastern Time on April 22, 2002

  YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE PLAN TRUSTEE TO VOTE YOUR PLAN SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR VOTING
                               INSTRUCTION FORM.

            INTERNET                                    TELEPHONE
    http://www.eproxy.com/met                         1-800-435-6710

Use the Internet to vote your Plan           Use any touch-tone telephone to
shares. Have your voting instruction         vote your Plan shares. Have your
form in hand when you access the       OR    voting instruction form in hand
web site. You will be prompted to            when you call. You will be prompted
enter your control number, located           to enter your control number,
in the box below, to create and              located in the box below, and
submit an electronic ballot.                 then follow the directions given.

              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
           YOU DO NOT NEED TO MAIL BACK YOUR VOTING INSTRUCTION FORM.